EX-99.30(E)(11)

Application Part 2
Individual Life Insurance

Minnesota Life Insurance Company - a Securian Financial company
Life New Business • 400 Robert Street North, St. Paul, MN 55101-2098

Proposed insured name (last, first, middle)	Date of birth

			Yes	No
1.	A.	Have you smoked cigarettes in the past 12 months? (If yes, complete the table below.)	☐	☐
	B.	Have you ever smoked cigarettes? (If yes, complete the table below.)	☐	☐

Current smoker	Past smoker	Packs per day	Date last cigarette smoked (mm, dd, yy)
☐	☐		

			Yes	No
	C.	Have you used tobacco or nicotine of any kind, other than cigarettes, in any form, in the last 12 months? (If yes, complete the table below.)	☐	☐
	D.	Have you ever used tobacco or nicotine of any kind, other than cigarettes in any form? (If yes, complete the table below.)	☐	☐

What type	Current user	Past user	How much	Date of last use (mm, dd, yy)
	☐	☐		

		Yes	No
2.	Are you taking or have you been prescribed any prescription or nonprescription medications or drugs? If so, please provide information below.	☐	☐

____

____

3. Have you ever been treated, diagnosed, tested positive for or given medical advice by a member of the medical profession for:

		Yes	No
A.	Epilepsy; Alzheimer's; Huntington's; Parkinson's; Mild Cognitive Impairment (MCI); dementia; paralysis; sleep apnea; depression; stress disorders; anxiety disorders; or any other brain, nervous, mental, emotional or sleep disorder?	☐	☐
B.	High blood pressure; chest pain; chest discomfort or tightness; heart attack; heart murmur; stroke; irregular heart beat; or any other disease or disorder of the heart or blood vessels?	☐	☐
C.	Asthma; shortness of breath; bronchitis; pneumonia; emphysema; chronic cough; or any other lung or respiratory disorder?	☐	☐
D.	Abdominal pain; ulcer; colitis; cirrhosis; hepatitis; recurrent diarrhea; intestinal bleeding; or any other disease of the liver, gallbladder, pancreas, stomach, or intestines?	☐	☐
E.	Kidney stone; protein, sugar, blood or blood cells in the urine; or any disorder of the urinary tract, bladder or kidneys?	☐	☐
F.	Disorder or abnormality of the prostate, uterus, ovaries, or breasts; pregnancy complication; testicular disease; genital herpes, syphilis, gonorrhea, or other sexually transmitted disease?	☐	☐
G.	Diabetes; thyroid disorder; lymph node enlargement; skin disorder; or disorder of any other glands?	☐	☐
H.	Cancer; tumor; or cyst?	☐	☐
I.	Anemia, leukemia, or other blood disorder?	☐	☐
J.	Back or neck pain; spinal strain or sprain; sciatica; arthritis; gout; carpal tunnel syndrome; or any bone, joint, or muscle disorder?	☐	☐
K.	Disorder of the eyes, ears, nose or throat?	☐	☐
L.	Any physical deformity or defect?	☐	☐
M.	Any immune system diseases or disorders except those related to the Human Immunodeficiency Virus (HIV virus)?	☐	☐
N.	Any chronic or recurrent fever, fatigue or viral illness?	☐	☐

Securian Financial is the marketing name for Minnesota Life Insurance Company.
ICC22-20252
1 of 3

		Yes	No
4.	Have you ever been diagnosed by a member of the medical profession or tested positive for the Human Immunodeficiency Virus (HIV virus) or Acquired Immune Deficiency Syndrome (AIDS)?	☐	☐
5.	Do you consume alcoholic beverages? If yes, what kinds, how much and how often?	☐	☐
6.	Have you ever been advised by a member of the medical profession to limit the use of alcohol or drugs; received medical treatment, advice, or counseling for alcohol or drugs; or joined a self-help group because of alcohol or drug use?	☐	☐
7.	Have you ever used marijuana or products that include THC or have THC as a component? If yes, provide details	☐	☐

What type	Date of last use (mm/dd/yyyy)	Number of uses in the last year

		Yes	No
8.	Have you ever used cocaine, heroin, barbiturates or other controlled substances except as prescribed by a physician?	☐	☐
9.	Other than above, have you in the past five years:		
A.	Consulted or been advised by a member of the medical profession to consult a physician, psychiatrist, psychologist, therapist, counselor, chiropractor, or other health care practitioner? (Include regular check-ups).	☐	☐
B.	Been treated, examined or advised by a member of the medical profession for a check-up, illness, or surgery, or been treated or evaluated at a hospital or any other health care facility?	☐	☐
C.	Had an EKG, x-ray, stress test, echocardiogram, angiography, blood studies or any other diagnostic test excluding those tests related to the Human Immunodeficiency Virus (AIDS virus)?	☐	☐
D.	Been advised by a member of the medical profession to have any test, hospitalization, or surgery which was not completed?	☐	☐
E.	Had a CT Scan, MRI, EEG or any other diagnostic test for fainting spells, convulsions, seizures, headaches, or dizziness?	☐	☐

10. Family history: Please indicate if a parent or sibling of the proposed insured has been diagnosed or treated by a member of the medical profession for heart or vascular disease, cancer, diabetes, high blood pressure, or kidney disease. If deceased, provide cause of death.

		Age(s)	Health History		Age(s)	Cause of Death
Father	Living			Deceased		
Mother						
Siblings						
Siblings						

		Yes	No
11.	Do you have a personal physician or belong to an H.M.O. or clinic? If so, please provide information below.	☐	☐

Name		Phone number
Street address		
City	State	Zip code
Date last seen	Reason	

ICC22-20252 2 of 3

Give details of all yes answers, including doctors’ names, phone numbers, addresses and dates. I have read the statements and answers recorded on this Application Part 2; they are to the best of my knowledge and belief true, complete and correctly recorded. I agree that they will become part of this application and any policy issued on it. Proposed insured signature X Date ICC22-20252 3 of 3